UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 17, 2008

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On April 17, 2008 the Company entered an agreement incorporating the 2008 Sales Compensation Plan (the “Sales Compensation Plan”) for Nick Shamlou, our Vice President of Worldwide Sales and Customer Engineering. Pursuant to the Sales Compensation Plan, Mr. Shamlou is eligible to receive performance-based compensation on a quarterly and an annual basis based on the Company’s achievement of certain financial and business objectives for those periods. Pursuant to the Sales Compensation Plan, Mr. Shamlou’s total incentive target compensation for fiscal 2008 is $168,750. Material changes between this compensation plan and the plan in place for the Vice President of Worldwide Sales for 2007 are: (i) a reduction in the rate at which quarterly commissions are earned below a specified threshold, (ii) a cap at 120% of target quarterly revenue on commission payments for achievement in excess of 100% of target quarterly revenues (“commissions on quarterly revenue over-attainment”); and (iii) deferral of a portion of the commissions on quarterly revenue over-attainment, which are not earned or paid unless the company achieves a specified annual target revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Date: April 21, 2008